THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Third Amendment") dated as of November 21, 1996, is to that Credit Agreement dated as of October 30, 1995 (as amended by that First Amendment to Amended and Restated Credit Agreement dated as of December 8, 1995, as further amended by that Second Amendment to Amended and Restated Credit Agreement dated as of November 14,
1996, and as amended and modified hereby and as further amended and modified from time to time hereafter, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among NIMBUS CD INTERNATIONAL, INC., as Parent and Guarantor, NIMBUS MANUFACTURING INC., as U.S. Borrower, NIMBUS MANUFACTURING (UK) LIMITED, as U.K. Borrower, the Lenders party thereto and NATIONSBANK, N.A., as Agent (the "Agent").

                              W I T N E S S E T H :

      WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrowers a $50,000,000 revolving credit facility;

      WHEREAS, the U.K. Borrower has requested that the Agent provide a standby letter of credit on its behalf in favor of The Chase Manhattan Bank or such other lender providing the U.K. Borrower's overdraft facility (the "Overdraft Letter of Credit");

      WHEREAS, the Borrowers wish to amend the Credit Agreement to include the Overdraft Letter of Credit in the definition of "Loan Documents" and thereby making the Overdraft Letter of Credit a secured obligation of the Borrowers;

      WHEREAS, the Required Lenders have agreed to the requested amendment on the terms and conditions hereinafter set forth.

      NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

      A.    The Credit Agreement is amended in the following respect:

            1. The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is amended and modified to read as follows:

                  "Loan Documents" means this Agreement,  the Notes, the Letters of Credit and Revolving Credit Guarantees (and any applications for, or reimbursement agreements or other documents or certificates executed by Company or the applicable Borrower in favor of an Issuing Lender relating to, the Letters of Credit or the Revolving Credit Guarantees), the Guaranties, any Interest Rate Agreements or Currency Agreement entered into between any Borrower and any Lender, the letter of credit in the amount of 1,000,000 British pounds issued by NationsBank, N.A. on behalf of the U.K. Borrower in favor of The Chase Manhattan Bank or other overdraft lender to support the overdraft account of the U.K. Borrower, and the Collateral Documents; provided that for all purposes under any Guaranty or
            Collateral Document to which U.K. Borrower is a party, the term "Loan Documents" shall include, in addition to the foregoing, any agreements or instruments evidencing any Permitted Lender Indebtedness.

      B. The Borrowers will execute such additional documents as are reasonably requested by the Lenders to reflect the terms and conditions of this Third Amendment.

      C. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) remain in full force and effect.

      D. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Third Amendment to produce or account for more than one such counterpart.

      E. This Third Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

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      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to Amended and Restated Credit Agreement to be duly executed under seal and delivered as of the date and year first above written.

COMPANY:                      NIMBUS CD INTERNATIONAL, INC.,
                              as Parent and Guarantor

                              By___________________________________
                              Name_________________________________
                              Title__________________________________


U.S. BORROWER                 NIMBUS MANUFACTURING INC.

                              By___________________________________
                              Name_________________________________
                              Title__________________________________


U.K. BORROWER                 NIMBUS MANUFACTURING (UK) LIMITED

                              By___________________________________
                              Name_________________________________
                              Title__________________________________


BANKS NATIONSBANK, N.A., individually in its capacity as a Lender and in its capacity as Agent

                              By___________________________________
                              Name_________________________________
                              Title__________________________________

                                BANK OF SCOTLAND

                              By___________________________________
                              Name_________________________________
                              Title__________________________________

                                MIDLAND BANK, PLC

                              By___________________________________
                              Name_________________________________
                              Title__________________________________